EXHIBIT 99.1

                           PROPOSED STOCK ORDER FORM
                           AND FORM OF CERTIFICATION


STOCK REGISTRATION

Print the name(s) in which you want the stock to be registered. Subscription rights are nontransferable. If you are a depositor or borrower member to protect your rights over other purchasers, as described in the Prospectus you must take ownership in at least one of the account holder names, without addition of other names. The addition to an order of a name which does not appear on the qualifying account will result in the loss of subscription rights. Enter the Social Security (or Employer Identification) Number of one registered owner, only one is required. See reverse side for guidelines for registering your stock.

NUMBER OF SHARES

Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. The minimum purchase is 25 shares. The maximum purchase is 10,000 shares.

METHOD OF PAYMENT

Check the appropriate boxes that show how you wish to pay for the stock. If paying by check, make it payable to Delaware First Financial Corporation. Your money will earn interest at Delaware First Financial Corporation's passbook rate, which currently is _____% per annum, until the Offering is completed. If paying by withdrawal from a Ninth Ward Savings Bank deposit account, write in the account number(s) and the amount(s) you wish to withdraw. If payment is made from a certificate of deposit account it will continue to earn interest at the same certificate rate.

TELEPHONE INFORMATION

Please enter the daytime telephone number where you may be contacted in the event we cannot execute your order.

NASD AFFILIATION

The NASD's interpretation with respect to free riding and withholding restricts the sale in certain initial public offerings to certain NASD members, affiliates and family members. For an exemption from these restrictions, such person must comply with the following conditions: (i) not sell or transfer the shares for a period of 150 days following issuance and (ii) report this subscription in writing to the applicable NASD member within one day of payment therefor. By signing this order form you are certifying that you will comply with applicable NASD regulations.

ACCOUNT VERIFICATION

If you were a member on December 31, 1995 or September 30, 1997 you must list the full title and account numbers of all accounts you had at that date in order to insure proper identification of your purchase rights or preference.

ACKNOWLEDGMENT

Please read the acknowledgment statement carefully, and sign on the signature line. When purchasing as a custodian, corporate offer, etc., add your full title to your signature. Enter the Social Security (or Employer Identification) Number of one registered owner and date the form: only one number is required. Subscription priority rights for members as described in the Prospectus will expire at 12:00 Noon Eastern Time on _________ ____, 1997. The Community Offering, if any, may end at any time without notice, but in no event later than ________ _____, 1997, unless extended by the Office of Thrift Supervision. This order form must be properly completed and received with payment at the above address prior to the expiration date.

                      Delaware First Financial Corporation
             (the holding company for Ninth Ward Savings Bank, FSB)
                               400 Delaware Avenue
                              Wilmington, DE 19801

                    STOCK ORDER FORM

---------------------------------------------------
    Name(s) in which stock is to be registered

---------------------------------------------------
    Name(s) in which stock is to be registered
---------------------------------------------------
                    Address
---------------------------------------------------
City                State                  Zip Code

[ ] Individual  [ ] Joint Tenants  [ ] Tenants in Common
[ ] Uniform Transfers to Minors
[ ] Other _____________________________________

Number of shares     Offering Price     Total Amount
    shares                                  Due

-----------------                   -------------------
                     x $10.00 =
-----------------                   -------------------


[ ]  Enclosed is my check made payable to Delaware First
[ ]  Financial Corporation (or cash if presented in person)

[ ] I authorize withdrawal from my deposit account at Ninth Ward Savings Bank, FSB

           (NO EARLY WITHDRAWAL PENALTY)

Account Numbers                Amount

--------------------------     --------------------------------

--------------------------     --------------------------------

--------------------------     --------------------------------

Total Payment                  --------------------------------

Daytime (    ) ____________________________________

Are you an officer, director, general partner, employee or agent of a National Association of Securities Dealers, Inc. ("NASD") member firm or are you related to such person?

[ ]  Yes                     [ ]   No

Were you a member of Ninth Ward Savings Bank, FSB as of:

    December 31, 1995                September 30, 1997
[ ]  Yes         [ ]   No          [ ]   Yes       [ ]   No


Account Title (Names on Account)      Account Number

------------------------------------------------------------

                                    ------------------------

------------------------------------------------------------

                                    ------------------------

------------------------------------------------------------

                                    ------------------------

------------------------------------------------------------


I acknowledge receipt of the Prospectus dated ______, 1997 and understand that after delivery of this order form to Ninth Ward Savings Bank, FSB this order form may not be modified or revoked. I certify that this order is for the above account only and under penalty of perjury I certify that the Social Security (or Employer Identification) Number listed below is my correct taxpayer identification number. I further certify that this order does not violate purchase limitations set forth more fully in the Prospectus.

I acknowledge that the common stock offered is not a savings or deposit account and is not insured or guaranteed by the Savings Association Insurance Fund, the FDIC or any other government agency.

-----------------------------------------------------------
                   Signature
-----------------------------------------------------------
          Additional Signature (if required)
-----------------------------------------------------------
Social Security No. or Employee Identification No.     Date


   FOR ASSISTANCE PLEASE CALL THE STOCK INFORMATION CENTER AT (302) 421-9674.

                        GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registration which we will utilize in the issuance of your Stock Certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners.


INDIVIDUAL:    Avoid the use of two  initials.  Include  the first  given  name, middle  initial and last name of the  stockholder.  Omit words of limitation that do not affect  ownership  rights such as "special account," "single man," "personal property," etc.
________________________________________________________________________________

JOINT: Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," Dr.," etc. JOINT TENANTS-Joint Tenancy with Right of Survivorship and not as tenants in common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). TENANTS IN COMMON-Tenants in Common may be specified to identify two or more owners. When stock is held as tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this from of ownership.
________________________________________________________________________________

UNIFORM        Stock may be held in the name of a  custodian  for a minor  under
TRANSFER TO    the  Uniform  Transfers to  Minors laws of the individual states.
MINORS:        There may be only one  custodian  and one minor  designated  on a stock  certificate.  The  standard  abbreviation  of custodian is
               "CUST," while the description  "Uniform  Transfers to Minors Act"
               is  abbreviated  "UNIF  TRANSFER MIN ACT."  Standard U.S.  Postal
               Service  state  abbreviations  should  be  used to  describe  the appropriate state.
________________________________________________________________________________

FIDUCIARIES:   Stock held in a fiduciary capacity must contain the following:

          1.   The name(s) of the fiduciary--

               o if an individual, list the first given name, middle initial and last name.
               o    If a corporation, list the corporate title.
               o If an individual and a corporation, list the corporation's title before the individual.

          2.   The fiduciary capacity--
               o    Administrator
               o    Conservator
               o    Committee
               o    Executor
               o    Trustee
               o    Personal Representative
               o    Custodian

          3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

          4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

          5.   Either of the following:

                            The name of the maker, donor or testator
                                             or
                                The name of the beneficiary


                            Example of Fiduciary Ownership:
                              JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                              UNDER AGREEMENT DATED DATE

                              FORM OF CERTIFICATION

     I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY NINTH WARD SAVINGS BANK, FSB. (THE "BANK") 0R BY THE FEDERAL GOVERNMENT.

     If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Robert Albanese at (201) 413-1000.

     I/We further certify that, before purchasing the common stock, par value $.01 per share, of Delaware First Financial Corporation, the proposed holding company for Ninth Ward Savings Bank, FSB, I/we received a Prospectus dated _______________, 1997 (the "Prospectus").

     The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and described the risks involved in the investment, including but not limited to:



1.           Supervisory Agreement                                                                 (page)

2.           Potential Vulnerability to Changes in Interest Rates and Interest Rate Risk Profile   (page)

3.           Expansion into Small Business/Commercial Lending                                      (page)

4.           Creation of Branches                                                                  (page)

5.           Geographical Concentration of Losses                                                  (page)

6.           Reliance on Certificates of Deposit as Primary Source of Funds                        (page)

7.           Lack of Active Market for Common Stock                                                (page)

8.           Intent to Remain Independent; Unsuitability as a Short-Term Investment                (page)

9.           Decreased Return on Average Equity and Increased Expenses Immediately After Conver    (page)

10.          Possible Voting Control by Directors and Officers                                     (page)

11.          Possible Dilutive Effect of RSP and Stock Options                                     (page)

12.          Financial Institutions Regulation and Future of Thrift Industry                       (page)

13.          Competition                                                                           (page)



                                   PRINT NAME:  ________________________________

                                   SIGNATURE:  _________________________________

                                   PRINT NAME:  ________________________________

                                   SIGNATURE:  _________________________________

                                   DATE:  ______________________________________